EXHIBIT 10.4A
EXECUTION COPY
FIRST AMENDMENT TO THE MASTER RESTRUCTURING AGREEMENT
          THIS FIRST AMENDMENT TO THE MASTER RESTRUCTURING AGREEMENT (this “Amendment”), is dated as of October 29, 2007, by and between Delphi Corporation (“Delphi”) and General Motors Corporation (“GM”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.
          WHEREAS, the Debtors commenced jointly administered cases under the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended and in effect on October 8, 2005, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);
          WHEREAS, Delphi and GM have entered into a Master Restructuring Agreement dated as of September 6, 2007 (the “Agreement”); and
          WHEREAS, Delphi and GM have agreed to amend the Agreement pursuant to this Amendment.
          NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:
1.	Section 1.64 “Delphi Retained Employment Liabilities”. The words “Employment Transfer Date” in the last sentence of the definition of “Delphi Retained Employment Liabilities” are hereby deleted and replaced with the words “the date the Employment Transfer takes place”.

2.	Section 1.82 “Excess Steering Proceeds”. In the fourth line of the definition of “Excess Steering Proceeds”, the words “Steering Business” are hereby deleted and replaced with the words “Global Steering Business”.

3.	New Section 1.119(a) “JOBs”. The following Section 1.119(a) shall be added to the Agreement after Section 1.119 thereof:
          ““JOBs banks” shall mean the Job Opportunity Bank – Security Program as defined in the applicable Labor MOU.”
4.	Section 1.123 “Labor Cost Amount”. In the two instances in which they appear in the definition of “Labor Cost Amount”, the words “UAW Keep Sites” are hereby deleted and replaced with the words “UAW Keep Facilities”.

5.	Section 1.152 “Plan”. Section 1.152 is amended by adding the words “and amended as per the amended terms filed with the Bankruptcy Court on October 29, 2007” after the words “September 6, 2007”.

6.	Section 1.180 “Settlement Agreement”. Section 1.180 is hereby replaced in its entirety with the following: ““Settlement Agreement” shall mean the Global Settlement Agreement, by and between Delphi, on behalf of itself and certain of its subsidiaries and Affiliates, and GM, dated as of September 6, 2007, as amended.”

7.	Section 3.01(c). The words “UAW Sale Facilities” in Section 3.01(c) are hereby deleted and replaced with the words “Sale Facilities”.

8.	Section 3.04. In the two instances in which they appear, the words “UAW Facilities” in Section 3.04 are hereby deleted and replaced with the words “UAW Keep Facilities”.

9.	Section 3.05. In the two instances in which they appear, the words “IUE-CWA Facilities” in Section 3.05 are hereby deleted and replaced with the words “IUE-CWA Keep Facilities”.

10.	Section 4.01(a)(i). The words “Keep Facilities” in Section 4.01(a)(i) are hereby deleted and replaced with the words “ UAW Keep Facilities, the IUE-CWA Keep Facilities”.

11.	Section 4.02(d). The words “Footprint Sites” in Section 4.02(d) are hereby deleted and replaced with the words “Footprint Facilities”.

12.	Section 4.02(e). The words “Base Monthly Warranty Cost” in Section 4.02(e) are hereby deleted and replaced with the words “Base Monthly Warranty Level”.

13.	Section 5.01(a)(iii) “Financial Services Supply Agreement”. Section 5.01(a)(iii) is hereby replaced in its entirety with the following: “Reserved;”

14.	Section 5.01(a)(xii) “Technology Transfer Agreement”. Section 5.01(a)(xii) is hereby replaced in its entirety with the following: ““Technology Transfer Agreement. The GM-Delphi Technology Transfer Agreement between Delphi Technologies, Inc. and GM dated December 4, 1998 (the “Technology Transfer Agreement”), which is attached hereto as Exhibit 5.01(a)(xii);”

15.	Section 7.05. Section 7.05 is hereby replaced in its entirety with the following:

“Cooperation with Financial Reporting.
     (a) Delphi acknowledges that (i) GM may have various reporting and disclosure obligations under US generally accepted accounting principles and US federal securities rules and regulations as a result of GM’s commercial relationship with Delphi and GM’s entry into and obligations under this Agreement and the Settlement Agreement, and (ii) GM’s compliance with such reporting and disclosure requirements may require Delphi to, among other things, provide GM with certain information and access to information. Delphi shall cooperate with GM to reach an agreement as soon as practicable on the parameters of Delphi’s obligation to reasonably cooperate with GM to enable GM to comply with its reporting and disclosure requirements under the US generally accepted accounting principles and US federal securities rules and regulations.

     (b) Defaults and disputes arising under this section 7.05 or the agreement referred to in subsection (a) hereto governing Delphi’s cooperation with GM’s reporting and disclosure requirements shall be governed by and settled in accordance with section 7.11 of this Agreement.”
16.	Effect of Amendment. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement shall be deemed to mean the Agreement as amended by this Amendment. This Amendment shall operate as an amendment of the provisions of the Agreement referred to specifically herein. The amendments to the Agreement contemplated by this Amendment are limited precisely as written and shall not be deemed to be an amendment to any other terms or conditions of the Agreement. Except as specifically amended by this Amendment and as set forth in the preceding sentence, the Agreement, subject to the provisions of Article VI thereof, shall remain in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement.

17.	Miscellaneous. The provisions of Sections 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.17, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23, 7.24, 7.25, 7.26 and 7.27 of the Agreement shall apply to this Amendment.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DELPHI CORPORATION			GENERAL MOTORS CORPORATION

By:			By:

	Name:	John D. Sheehan		Name:	Frederick A. Henderson
	Title:	Vice President, Chief		Title:	Vice Chairman and Chief
		Restructuring Officer			Financial Officer